Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY, INC. RECEIVES NOTICE FROM NYSE AMEX ACCEPTING THE COMPANY’S PLAN FOR COMPLIANCE WITH CONTINUED LISTING CRITERIA

Houston, Texas, March 29, 2010 - Dune Energy, Inc. (the “Company”) (NYSE AMEX:DNE) announced today that on March 24, 2010 the Company received notice from the staff of the NYSE Alternext US (the “Exchange”) that the Exchange had accepted the Plan of Compliance (the “Plan”) previously submitted by the Company and determined that the Plan reasonably demonstrates the Company’s ability to regain compliance under the Exchange’s continued listing standards. By such notice, the Exchange granted the Company an extension until June 15, 2010 (the “Extension Period”) to regain compliance with the continued listing standards. The Company may continue its listing during the Extension Period.

In December of 2009, the Company received notice from the Exchange indicating that the Company had failed to comply with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide. Specifically, the Exchange noted that the Company was not in compliance with (a) Section 1003(a)(i) of the Company Guide, because its stockholders’ equity is less than $2,000,000 and losses from continuing operations and it has had net losses in two out of its three most recent fiscal years; (b) Section 1003(a)(ii) of the Company Guide, because its stockholders’ equity is less than $4,000,000 and it has had losses from continuing operations and net losses in three out of its four most recent fiscal years; and (c) Section 1003(a)(iii) of the Company Guide, because its stockholders’ equity is less than $6,000,000 and it has had losses from continuing operations and net losses in its five most recent fiscal years. The Exchange afforded the Company the opportunity to submit a plan of compliance and on January 26, 2010, the Company submitted the Plan detailing actions to be taken to enable it to regain compliance with the continued listing standards within the allotted timeframe.

If the Company fails to make progress toward compliance consistent with the Plan, or is not in compliance at June 15, 2010 (the end of the Extension Period), then the Company may be delisted by the Exchange. There can be no assurance that the Company will be able to implement the Plan within the prescribed timeframe. The Company will continue to be subject to periodic review by Exchange staff during the Extension Period.

During the Extension Period, the Company’s common stock will continue to trade on the Exchange, subject to the trading symbol extension “.BC” to denote its noncompliance with the Exchange’s continued listing standards.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300